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                                                                      EXHIBIT 23



INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement No. 333-00173 of Oakhurst Company, Inc., on Form S-3 and in Registration Statement No.'s 33-83038, 33-83040 and 33-83180 on Form S-8 of our report dated May 21, 1999, appearing in this Annual Report on Form 10-K of Oakhurst Company, Inc. for the year ended February 28, 1999.




/s/ DELOITTE & TOUCHE LLP
---------------------------
Pittsburgh, Pennsylvania
May 28, 1999